UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): August 14, 2026

Arrive AI Inc.

(Exact Name of Registrant as Specified in Charter)

001-42645

(Commission File Number)

Delaware	85-0935006
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

9100 Fall View Drive

Fishers, IN 46037

(Address of principal executive offices, with zip code)

(463) 270-0092

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ARAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Pre-Paid Purchase No. 5 and Reduction of Floor Price Trigger

As previously disclosed, on August 6, 2026, the volume-weighted average price (“VWAP”) of the common stock of Arrive AI Inc. (the “Company”) fell below the floor price of $0.25 per share (the “Floor Price”) then in effect under that certain Securities Purchase Agreement, dated March 21, 2025, by and between the Company and Streeterville Capital, LLC, a Utah limited liability company (“Streeterville”) (the “Purchase Agreement”), for at least five trading days within a seven consecutive trading day period, constituting a “Floor Price Trigger” (such date, the “Trigger Date”). As a result, the Company became obligated to make mandatory monthly cash repayments totaling $962,500 (consisting of $550,000 under Pre-Paid Purchase No. 2 and $412,500 under Pre-Paid Purchase No. 3), plus accrued and unpaid interest, beginning three trading days after the Trigger Date and continuing until the Company’s VWAP exceeds 120% of the then-applicable Floor Price for five consecutive trading days.

To address these mandatory repayment obligations, on August 14, 2026, the Company entered into a Pre-Paid Purchase No. 5 (the “Pre-Paid Purchase No. 5”) with Streeterville, pursuant to the Purchase Agreement. Under the Pre-Paid Purchase No. 5, Streeterville paid $100,000 to the Company, representing the purchase price for an unsecured promissory note with an original principal balance of $108,000, which included an $8,000 original issue discount. The instrument bears interest at 8% per annum, compounded daily, and permits Streeterville, at its discretion, to apply amounts outstanding toward the purchase of shares of common stock of the Company (“Purchase Shares”) at the lesser of (i) the Fixed Price (as defined in the Purchase Agreement), or (ii) 90% of the lowest VWAP over the ten trading days prior to a purchase notice, but not below $0.10 per share, which reduced the Floor Price from $0.25 to $0.10 per share. The issuance of Purchase Shares is subject to a 9.99% beneficial ownership limitation and must be free-trading under an effective registration statement or exemption. The Company may prepay amounts at 115% of the principal being repaid with five trading days’ notice, subject to restrictions, and is obligated to make monthly cash repayments of $13,750 (plus accrued interest) upon certain “trigger” events, including sustained price declines below the Floor Price or the share issuance nearing the threshold above which shareholder approval is required under the exchange rules. Streeterville may accelerate the Company’s obligation to pay, with default interest at 15% and the outstanding balance becoming immediately due and payable in cash, upon the occurrence of certain events of default, including nonpayment, insolvency, covenant breaches, and certain corporate transactions.

Pursuant to the Purchase Agreement, the $0.10 Floor Price established under Pre-Paid Purchase No. 5 has the effect of lowering the floor price applicable to the Company’s outstanding Pre-Paid Purchase No. 2 and Pre-Paid Purchase No. 3, in each case, from $0.25 per share to $0.10 per share.

The reduction of the Floor Price to $0.10 per share in connection with Pre-Paid Purchase No. 5 is intended to lower the VWAP threshold applicable to Pre-Paid Purchase No. 2 and Pre-Paid Purchase No. 3, thereby mitigating the continuation of these mandatory repayment obligations.

Waiver to the Standstill Agreement

As previously disclosed, on May 14, 2026, the Company entered into a Standstill Agreement (the “Standstill Agreement”) with Streeterville in connection with the Purchase Agreement, pursuant to which Streeterville agreed, subject to certain conditions, to refrain from delivering Purchase Notices to the Company under any outstanding Pre-Paid Purchases for the period beginning on May 14, 2026 and ending on December 31, 2026 (the “Standstill Period”), except that Streeterville may submit Purchase Notices during the Standstill Period on any trading day on which the Company’s shares of common stock trade at a price that is at least fifteen percent (15%) greater than the Nasdaq Minimum Price (as defined under Nasdaq Rule 5635(d)) for such trading day (the “Price Condition”).

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In connection with the Pre-Paid Purchase No. 5, on August 14, 2026, the Company also entered into a Waiver Agreement (the “Waiver Agreement”) with Streeterville, pursuant to which Streeterville agreed to waive the Price Condition solely with respect to Pre-Paid Purchase No. 5. The Waiver Agreement permits Streeterville to submit one or more Purchase Notices to the Company under Pre-Paid Purchase No. 5 during the Standstill Period without regard to whether the Price Condition is satisfied on the applicable trading day. The waiver applies solely to Purchase Notices submitted under Pre-Paid Purchase No. 5 and does not permit the submission of Purchase Notices under any other outstanding Pre-Paid Purchase except in compliance with the Price Condition. Except as expressly waived under the Waiver Agreement, the Standstill Agreement remains in full force and effect in accordance with its terms, and each outstanding Pre-Paid Purchase, including Pre-Paid Purchase No. 5, and each other Transaction Document remains in full force and effect.

The foregoing descriptions of Pre-Paid Purchase No. 5 and the Waiver Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each document, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02 of this Current Report to the extent applicable. The shares of common stock issued or issuable pursuant to the Purchase Agreement or the Pre-Paid Purchase No. 5, respectively, have been, or will be, offered and sold in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended, including Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder, as transactions not involving a public offerings, or pursuant to Regulation S under the Securities Act.

Item 8.01 Other Events.

On August 14, 2026, the Company implemented a reduction in workforce, reducing its total headcount by approximately 20%, which the Company expects to result in annualized cost savings of approximately $1,524,000. In connection with the reduction in workforce, unvested restricted stock units representing approximately 450,000 shares of the Company’s common stock were forfeited and returned to the Company.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10.1	Pre-Paid Purchase No. 5, dated August 14, 2026, by and between Arrive AI Inc. and Streeterville Capital, LLC
10.2	Waiver Agreement, dated August 14, 2026, by and between Arrive AI Inc. and Streeterville Capital, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRIVE AI, INC.

Date: August 19, 2026	By:	/s/ Daniel S. O’Toole
Daniel S. O’Toole
Chief Executive Officer

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